                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             HOUSE OF FABRICS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              MARVIN S. MALTZMAN
                            HOUSE OF FABRICS, INC.
                            13400 RIVERSIDE DRIVE
                     SHERMAN OAKS, CALIFORNIA 91423-2598
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
    (4) Proposed maximum aggregate value of transaction:
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

                             HOUSE OF FABRICS, INC.
                             13400 RIVERSIDE DRIVE
LOGO                  SHERMAN OAKS, CALIFORNIA 91423-2598

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1994

                               ----------------

TO THE STOCKHOLDERS OF HOUSE OF FABRICS, INC.

  The Annual Meeting of Stockholders of HOUSE OF FABRICS, INC. (the "Company") will be heldon June 22, 1994 at 10:30 A.M., Pacific Daylight Time, at the Sportsmen's Lodge, Starlight Room,12833 Ventura Boulevard, Studio City, California for the purpose of:

    1. Electing two directors for three-year terms ending in 1997.

    2. Ratifying the appointment of Deloitte & Touche as the Company's independent auditors.

    3. Transacting such other business as may properly come before the meeting or any adjournments thereof.

  Pursuant to the By-Laws, the Board of Directors has fixed the close of business on April 25, 1994 as the time and date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the meeting, notwithstanding the transfer of any stock on the books of the Company thereafter.

  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,


                                          MARVIN S. MALTZMAN
                                          Secretary

Sherman Oaks, California
May 16, 1994.

                             HOUSE OF FABRICS, INC.
                             13400 RIVERSIDE DRIVE
                      SHERMAN OAKS, CALIFORNIA 91423-2598

                               ----------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 22, 1994

                               ----------------

                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use only at the Annual Meeting of Stockholders to be held on June 22, 1994 and at any and all adjournments thereof. The shares represented by the proxies received will be voted at the meeting in accordance with the directions contained in the proxies. Any stockholder giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation of the proxy or another proxy bearing a later date, or if, personally present at the meeting, by electing to vote in person.

  The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may, without additional compensation (except for customary overtime pay, when applicable), solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of its stock. If the Board of Directors determines it is advisable it may employ the services of individuals or companies for solicitation of proxies.

                                 VOTING RIGHTS

  All voting rights are vested exclusively in the holders of the common stock of the Company. Stockholders of record at the close of business on April 25, 1994 are eligible to vote on all matters presented to the meeting and are entitled to one vote (except as set forth under "Election of Directors") for each share of stock held of record on the record date. As of April 25, 1994 there were 13,697,107 shares of common stock outstanding. A majority of the outstanding shares constitutes a quorum for the transaction of business at the meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth the number of common shares beneficially owned on January 31, 1994 by (i) owners of more than five percent of outstanding common stock, based solely on schedules 13G filed by such beneficial owners with the Securities and Exchange Commission; (ii) each Director or Nominee for Director, (iii) each of the Executive Officers named in the Summary Compensation Table at page 5; and(iv) all Directors, Nominees and Executive Officers as a group. All individuals listed in the table have sole voting and investment power over the shares reported as owned, except as otherwise stated.

                                          SHARES        OPTION
                                       BENEFICIALLY     SHARES    PERCENTAGE
                                          OWNED,      EXERCISABLE     OF
                                        EXCLUDING       WITHIN    OUTSTANDING
                 NAME                    OPTIONS        60 DAYS     SHARES
                 ----                  ------------   ----------- -----------
Franklin Resources, Inc. .............    892,227           -0-       6.5%
  777 Mariners Island Boulevard
  San Mateo, California 94404
State of Wisconsin Investment Board...  1,241,200           -0-       9.1%
  P.O. Box 7842
  Madison, Wisconsin 53707
Donald R. Ardemagni...................      6,000         9,332        (1)
Daniel Greenberg......................      1,000           833        (1)
Gary L. Larkins.......................     15,340       246,000       1.9%
Peter J. Lynch........................        -0-           -0-       -0-
Marvin S. Maltzman....................      3,250        76,000        (1)
James J. McMorrow.....................      6,000        19,000        (1)
Phillip G. Samovar....................     10,000         1,666        (1)
Barney Sofro..........................    791,308(2)    196,000       7.2%
All Directors, Nominees and Executive
 Officers as a Group (21).............    845,502      837, 664      12.3%

- - --------
(1) Less than 1%.
(2) Includes 28,441 shares held of record by Barney Sofro's wife, Victoria Ann Sofro, and 177,829 shares held by Barney Sofro as custodian for his three children under the California Uniform Gifts to Minors Act.

                             ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation and By-Laws provide that there are ten (10) authorized directors divided into three classes. Two directors are to be elected at this meeting to serve for a three-year term expiring at the Company's annual meeting in 1997 or until a successor is duly elected and qualified. Proxies may not be voted for more than the two nominees. There currently are four vacancies on the Board of Directors. The Board of Directors does not intend to fill any vacancies at this time. The election will be conducted under cumulative voting procedures. Accordingly, each stockholder will be entitled to cast a vote for each share of stock entitled to vote as of the record date, and such vote may be cast for a single nominee or, distributed among any or all of the nominees as such stockholder chooses. All proxies will be voted for the election of the nominees listed below in the discretion of the proxy if no direction to the contrary is given. In the event a nominee is unable or declines to serve, the proxies may be voted for the election of a substitute nominee. The Company knows of no reason to anticipate that any nominee will decline or refuse to serve.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" DANIEL GREENBERG AND JAMES J. MCMORROW AS DIRECTORS TO HOLD OFFICE UNTIL THE 1997 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

                 INFORMATION CONCERNING NOMINEES AND DIRECTORS

NOMINEES FOR ELECTION AT THE 1994 ANNUAL MEETING

                 CLASS III DIRECTORS WITH TERM EXPIRING IN 1997

Daniel Greenberg (52) is the Chairman and Chief Executive Officer of Electro
 Rent Corporation. He has been a Director since 1992.

James J. McMorrow (66) is the senior partner of the Foristall Company which is a financial relations firm. He also serves on the Board of Directors of Electro Rent Corporation, Farr Company, Superior Industries International, Inc., Wyle Laboratories and is a Trustee and Secretary at the University of San Diego. He has been a Director since 1975.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE SUBSEQUENT TO THE 1994 ANNUAL MEETING

                  CLASS I DIRECTORS WITH TERM EXPIRING IN 1995

Marvin S. Maltzman (57) has been the Senior Vice President--Administration,
 Secretary and General Counsel since 1993. From 1982 to 1993 he was Vice President, Secretary and General Counsel. He has been a Director since 1991.

Barney Sofro (52) has been the Chairman of the Board since 1986. He has been a Director since 1970.

                 CLASS II DIRECTORS WITH TERM EXPIRING IN 1996

Gary L. Larkins (51) has been the President and Chief Executive Officer since
 1986. He has been a Director since 1978.

Phillip G. Samovar (51) is an attorney engaged in the private practice of law.
 He has been a Director since 1992.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the fiscal year ended January 31, 1994, the Board of Directors held five meetings and acted by written consent on two occasions. All of the directors attended at least 75% of the aggregate number of Board and Board Committee meetings on which they served.

  The Company has an Executive Committee currently composed of Barney Sofro, Chairman, and Gary L. Larkins. Between meetings of the Board of Directors, the Executive Committee has all powers which may be delegated to it under Delaware law. Actions taken by the Executive Committee are subsequently presented for ratification at the next meeting of the full Board of Directors. The Executive Committee acted twice in fiscal 1994 by written consent.

  The Company's Audit Committee is currently composed of James J. McMorrow, Chairman, Daniel Greenberg, and Phillip G. Samovar. The primary function of the committee is to recommend to the Board of Directors the firm of independent public accountants to be selected as auditors for the year and to consult with the accountants regarding the scope of their engagement, the audit report and management letter issued upon the completion of their examination and the adequacy of the Company's internal accounting controls. The committee also provides an independent forum for open and candid discussions concerning the Company's financial statements and related disclosures and the adoption and review of accounting policies and procedures. While the committee is concerned with the accuracy and completeness of the Company's financial statements and matters relating thereto, the committee's role is not designed to provide stockholders or others with any special assurances with regard thereto, nor involve the review (in any sense of professional evaluation) of the quality of the Company's independent audit. It is believed that the committee's activities serve a useful function in providing ongoing oversight on behalf of the Board of Directors, but they in no way alter the traditional roles and responsibilities of the Company's management and independent public accountants with respect to the accounting and control functions and the financial statements presentation. The Audit Committee met three times in fiscal 1994.

  The Company's Compensation Committee is currently composed of Daniel Greenberg, Chairman, James J. McMorrow, and Phillip G. Samovar. The committee is primarily responsible for the review and recommendation of officers' salaries, bonuses and other forms of compensation and for the periodic review and evaluation of new and existing forms of employee benefit programs. The members also serve as the Stock Option Committee of the Compensation Committee and are responsible for the administration of the Stock Option Plan and to make recommendations to the Board of Directors regarding stock option awards. The Compensation Committee and the Stock Option Committee met twice in fiscal 1994.

  The Company does not have a Nominating Committee.

  Directors who are not employees of the Company are compensated for their services. Each such director received an annual fee of $7,800, plus $2,500 for each committee chairmanship held, and a meeting fee of $800 for each board or committee meeting attended. Directors who are employees of the Company do not receive any additional compensation for their services as a director. During fiscal year ended January 31, 1994 the Foristall Company, of which Mr. McMorrow is a partner, received $36,000 for financial relations services performed for the Company.

                             EXECUTIVE COMPENSATION

  The information in the Summary Compensation Table sets forth the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers at the end of the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                             ANNUAL COMPENSATION                       AWARDS
                         ----------------------------               -------------
                           FISCAL                        OTHER
                            YEAR                         ANNUAL      SECURITIES
NAME AND PRINCIPAL         ENDED                      COMPENSATION   UNDERLYING
POSITION                 JANUARY 31  SALARY  BONUS(1)    (2)(3)     STOCK OPTIONS
- - ------------------       ---------- -------- -------- ------------  -------------
Gary L. Larkins             1994    $229,525 $    -0-   $26,856(4)     15,000
President and               1993    $230,004 $ 32,257   $62,210           -0-
Chief Executive Officer     1992    $216,986 $173,272                  46,000
Barney Sofro                1994    $139,234      -0-   $15,765(4)     15,000
Chairman of the Board       1993    $140,004 $ 32,257   $42,449           -0-
                            1992    $132,503 $153,935                  46,000
Peter J. Lynch (5)          1994    $133,718 $ 30,000       -0-         9,500
Executive Vice Presi-
 dent--Finance              1993    $ 64,167 $ 30,000       -0-        25,000
and Administration
Donald R. Ardemagni         1994    $125,248 $    -0-   $12,987(4)      3,500
Executive Vice Presi-
 dent--Buying               1993    $125,508 $ 24,193   $37,537           -0-
                            1992    $122,506 $129,957                  14,000
Marvin S. Maltzman          1994    $113,261 $    -0-   $ 9,715(4)      3,500
Senior Vice President--
 Administration             1993    $113,496 $  9,677   $21,717           -0-
Secretary and General
 Counsel                    1992    $111,246 $ 46,181                   8,000

- - --------
(1) Bonuses are accrued during a fiscal year but paid in the next fiscal year.
(2) In accordance with the transitional provision of the Securities and Exchange Commission ("SEC") rules, the Company has not provided information in this column for any fiscal year which ended prior to January 31, 1992.

(3) The aggregate value of the perquisites and other personal benefits received by each named executive is not reflected because the amount was below the reporting threshold.

(4) The Company adopted a Qualified Profit Sharing Plan (the "Qualified Plan") in 1970 which is designed to encourage long range savings, to meet financial emergencies and retirement needs. The Qualified Plan covers full-time employees twenty-one years of age who have been employed by the Company for at least twelve months. An employee may contribute up to a maximum of 16% of monthly earnings. The Company, subject to its profitability, will match 1% for each year of employment up to a maximum of 6%. The Company also makes an excess contribution of 5.7% of the amount by which each participant's annual compensation exceeds the maximum taxable wage base of the Social Security Act. In 1990, the Company adopted a Non-Qualified Profit Sharing Plan (the "Non Qualified Plan") for all highly compensated officers and employees ("HCG") of the Company. The HCG is no longer eligible to participate in the Qualified Plan. The Non-Qualified Plan has the same basic terms and conditions as the Qualified Plan, except that participation in the Non-Qualified Plan is limited to the HCG. The Non-Qualified Plan is designed to offer the HCG the same benefits as afforded under the Qualified

  Plan. The amounts in this column include: (a) the Company's matching contributions to the Non-Qualified Plan as follows: Gary L. Larkins-- $17,537; Barney Sofro--$10,295; Peter J. Lynch $-0-; Donald R. Ardemagni-- $8,480, and Marvin S. Maltzman--$6,344, and (b) an amount for income tax reimbursement which results from Company contributions made to each employee's account for the calendar year ended January 31, 1994. The amounts paid were Gary L. Larkins--$9,319; Barney Sofro-- $5,471; Peter J. Lynch -0-; Donald R. Ardemagni--$4,506 and Marvin S. Maltzman--$3,371.

(5) Peter J. Lynch commenced his employment with the Company on August 17, 1992 and resigned on December 16, 1993. At the time of his resignation an agreement was entered into whereby, in consideration for his entering into a general release of all claims against the Company, he received four months of additional compensation totalling $46,667, his Company automobile, and four months of additional health insurance.

  The following information is furnished for the fiscal year ended January 31, 1994 with respect to the Chief Executive Officer and the four most highly compensated executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENTAGE                         POTENTIAL REALIZABLE
                         NUMBER OF     OF TOTAL                            VALUE AT ASSUMED
                         SECURITIES OPTIONS GRANTED                       STOCK APPRECIATION
                         UNDERLYING  TO EMPLOYEES   EXERCISE                FOR OPTION TERM
                          OPTIONS      IN FISCAL      PRICE   EXPIRATION ---------------------
                          GRANTED        YEAR       ($/SHARE)    DATE      5%($)      10%($)
                         ---------- --------------- --------- ---------- ---------- ----------
Gary L. Larkins.........   15,000        11.6%        10.75    5/26/03      262,650    418,200
Barney Sofro............   15,000        11.6%        10.75    5/26/03      262,650    418,200
Peter J. Lynch..........    9,500         7.3%        10.75    5/26/03      166,345    264,860
Donald R. Ardemagni.....    3,500         2.7%        10.75    5/26/03       61,285     97,580
Marvin S. Maltzman......    3,500         2.7%        10.75    5/26/03       61,285     97,580

  Each option was granted for a term of ten years at 100% of market value on the date of grant. The options vest over a three year period so that one third of the grant is vested at May 25, 1994, two thirds at May 25, 1995 and 100% of the options are fully vested at May 25, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                          SHARES             SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                         ACQUIRED             UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                            ON     VALUE    AS OF JANUARY 31, 1994    AS OF JANUARY 31, 1994
          NAME           EXERCISE REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           -------- -------- ------------------------- -------------------------
Gary L. Larkins.........   -0-      -0-         230,666/30,334              $75,000/-0-
Barney Sofro............   -0-      -0-         180,666/30,334              $62,500/-0-
Peter J. Lynch..........   -0-      -0-                    -0-                  -0-/-0-
Donald R. Ardemagni.....   -0-      -0-           64,666/8,166              $16,665/-0-
Marvin S. Maltzman......   -0-      -0-           73,334/6,166              $52,500/-0-

                             CORPORATE LOAN PROGRAM

  The Board of Directors adopted the 1990 Corporate Loan Program, which is designed to permit officers of the Company to borrow funds in order to assist them in the purchase of Company stock through the exercise of their stock options, and to permit emergency loans for employees of the Company. The program is administered by a committee composed of the Chairman of the Board, President, General Counsel and James J. McMorrow, a non-employee Director. No loans may be approved unless the committee is assured that there is adequate security to guarantee repayment of the loan in the form of either the stock purchased by the employee, a pledge of the employee's salary, bonus or any vested profit sharing interest. Interest to be charged on such loans is at the average applicable Federal interest rate published by the Internal Revenue Service (the "Federal Rate"), which interest, at the option of the borrower, may be paid quarterly or allowed to accrue into the principal amount of the loan. The average Federal Rate used during the past fiscal year was 3.85%. There is currently outstanding one loan totalling $494,634 to Barney Sofro.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee ("Committee") is appointed by the Board of Directors and currently consists of the Company's outside directors, Daniel Greenberg, Chair, James J. McMorrow and Phillip G. Samovar. One member of the Committee, Phillip G. Samovar, was formerly a Director, Vice President, Secretary and Corporate Counsel of the Company. He resigned from that position in 1979, and is currently an attorney engaged in private practice.

  The Committee annually reviews the compensation of all corporate officers, including the Chief Executive Officer and makes recommendations to the Board of Directors based upon the criteria which follows.

  The Company's overall compensation philosophy has the objectives of (1) competitiveness, (2) reasonableness, (3) performance, and (4) consistency and equity. The Committee also believes that the Company's bonus program should incorporate a philosophy that a substantial portion of the total annual compensation be "at risk" through short term incentives relating to measured financial performance and individual incentive during the fiscal year.

  The Committee also believes that compensation programs should reflect the principles of long term value for shareholders, achievement of significant short term and long term strategic goals for the Company, and significant individual achievement.

  At House of Fabrics, for many years officers' compensation has been directly linked to performance through a base salary and a bonus percentage based upon the financial performance of the Company. The bonus portion of officers' compensation, when the Company has achieved increased operating results, can constitute a significant percentage of each officer's total compensation, and conversely, when operating results decline, so do officers' bonuses.

  For the last three years, because of competitive conditions and the declining performance of the Company, base salaries have remained relatively unchanged and bonus awards have dropped substantially from year to year.

  The long term component of officers' compensation is the award of stock options, which are designed to establish an effective link between the Company's long term performance and the officer's long term compensation. The award of stock options is also designed to link the economic interests of officers and shareholders by providing officers with an opportunity for the options to gain in value as the shareholders' values increase. During the last year stock options were granted to all officers as part of a plan to improve operating efficiency and achieve specific Company goals. In granting the options during the last fiscal year, the Committee did not consider the number of options previously granted to each officer, or the number of shares owned by each officer.

  In 1993 Congress adopted legislation that prohibits publicly held companies from deducting certain compensation that exceeds $1,000,000 in any tax year. The Company has not modified its incentive plans to comply with this legislation. Should circumstances change, the Committee will consider a modification of Company plans to comply with the legislation where practical.

  During the fiscal year ended January 31, 1994, the five named executive officers in the Summary Compensation Table did not receive any increase in annual base salary. Four of the five officers received no bonus compensation. Two officers received increases in their base compensation as a result of increased responsibilities. During the last fiscal year three officers were paid a guaranteed bonus based upon a commitment made at the time they were hired or promoted. Four officers' bonus award percentages were increased.

                                          Daniel Greenberg, Chairman
                                          James J. McMorrow
                                          Phillip G. Samovar

                               PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG HOUSE OF FABRICS, INC.,
                    NYSE MARKET INDEX AND PEER GROUP INDEX*


                              [GRAPH APPEARS HERE]


                                          FISCAL YEAR ENDING
                             -----------------------------------------------
                             1989   1990     1991     1992     1993    1994
                             ----   ----     ----     ----     ----    ----
HOUSE OF FABRICS, INC.       100    87.64   166.91   229.51   142.14   75.63
PEER GROUP                   100   132.51   200.13   238.20   149.34  110.61
BROAD MARKET                 100   112.89   119.90   146.83   156.50  183.80

  The total return assumes $100 invested on February 1, 1989, and all dividends are reinvested. The fiscal year ended January 31, 1994.
- - --------
  * The Peer Group Index is a self-constructed group consisting of House of Fabrics, Inc., Fabri-Centers of America, Inc. and Hancock Fabrics, Inc.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche to serve as the Company's independent auditors for the fiscal year ending January 31, 1995, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting of Stockholders. If the appointment is not ratified, the Board of Directors will appoint another firm as the Company's independent auditors for the fiscal year ending January 31, 1995. Deloitte & Touche was first appointed independent auditors for the Company in 1962 and has conducted the examination of the Company's financial statements for the past 32 years.

  Services rendered by Deloitte & Touche during the last fiscal year consisted of the examination of the financial statements for the year ended January 31, 1994, review of the Company's annual report, registration statements on Form S-8, proxy soliciting materials and periodic filings with the Securities and Exchange Commission, audit of the Company's Profit Sharing Plans and consultations with senior management and the Audit Committee regarding various accounting and financial matters.

  Representatives of Deloitte & Touche are expected to attend the Annual Meeting of Stockholders and will have the opportunity to make a statement, if they so desire, and to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's common stock file initial reports of ownership of common stock and reports of changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange.

  Executive officers, directors, and stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such copies and other records available to the Company, the Company believes that all of its officers, directors and persons who own more than ten percent of the Company's common stock have complied with all filing requirements except for Ms. Kimberly Sue Mitchell, Vice President--Merchandising, who failed to file her initial Form 3 in a timely manner. When the oversight was brought to her attention a Form 3 was immediately filed.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders must be received at the Company's executive offices at 13400 Riverside Drive, Sherman Oaks, California 91423-2598 no later than January 17, 1995.

                                 OTHER MATTERS

  The management does not know of any other matters to be acted upon at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, the proxies solicited hereby will be voted by the holders thereof in accordance with their discretion.

                                          By Order of the Board of Directors

                                          MARVIN S. MALTZMAN
                                          Secretary

Sherman Oaks, California
May 16, 1994

                            HOUSE OF FABRICS, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

   The undersigned hereby constitutes and appoints Marvin S. Maltzman and Barney Sofro or any one of them, (with full power to act alone), with full power of substitution, to vote all of the common stock of House of Fabrics, Inc. which the undersigned has the full power to vote at the Annual Meeting of Stockholders of House of Fabrics, Inc. to be held at Sportmen's Lodge, Starlight Room, 12833 Ventura Blvd., Studio City, California on June 22, 1994 at 10:30 a.m., local time and at any adjournments.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

   THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, AND FOR THE APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

                        HOUSE OF FABRICS, INC. (TO BE SIGNED ON REVERSE SIDE)

    (X)  PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

    1.   ELECTION OF DIRECTORS:

         FOR         WITHHELD           NOMINEES:  Daniel Greenberg
         (__)          (__)                        James J. McMorrow

    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES.

    ----------------------------------------------------------------------------

    2.   Appointment of Deloitte & Touche as the Company's Independent Auditors.

         FOR          AGAINST          ABSTAIN
         (__)           (__)            (__)

    3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

    SIGNATURE(S)________________________________  DATE__________________________

    NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

           I hereby revoke all proxies previously given by me to vote at said meeting or any adjournments thereof.